Exhibit 99.2

QTS Realty Trust, Inc.

Supplemental Information for the Quarter Ended September 30, 2015

The QTS Difference

Table of Contents

Overview
Company Profile	3

Financial Statements
Combined Consolidated Balance Sheets	4
Combined Consolidated Statements of Operations and Comprehensive Income (Loss)	5
Summary of Financial Data	6
Reconciliations of Return on Invested Capital (ROIC)	8
Implied Enterprise Value	9

Operating Portfolio
Data Center Properties	10
Redevelopment Costs Summary	11
Redevelopment Summary	12
NOI by Facility and Capital Expenditure Summary	13
Leasing Statistics – Signed Leases	15
Leasing Statistics – Renewed Leases and Rental Churn	17
Leasing Statistics – Commenced Leases	18
Lease Expirations	19
Largest Customers	20
Industry Segmentation	21
Product Diversification	22

Capital Structure
Debt Summary and Debt Maturities	23
Interest Summary	25

Appendix	26

1 QTS Q3 Earnings 2015	Contact: IR@qtsdatacenters.com

Forward Looking Statements

Some of the statements contained in this document constitute forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In particular, statements pertaining to the Company’s capital resources, portfolio performance and results of operations contain forward-looking statements. Likewise, all of the statements regarding anticipated growth in funds from operations and anticipated market conditions are forward-looking statements. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions.

The forward-looking statements contained in this document reflect the Company’s current views about future events and are subject to numerous known and unknown risks, uncertainties, assumptions and changes in circumstances that may cause actual results to differ significantly from those expressed in any forward-looking statement. The Company does not guarantee that the transactions and events described will happen as described (or that they will happen at all). The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: adverse economic or real estate developments in the Company’s markets or the technology industry; global, national and local economic conditions; risks related to our international operations; difficulties in identifying properties to acquire and completing acquisitions; the Company’s failure to successfully develop, redevelop and operate acquired properties, including data centers acquired in our acquisition of Carpathia Hosting, Inc.; significant increases in construction and development costs; the increasingly competitive environment in which the Company operates; defaults on, or termination or non-renewal of, leases by customers; increased interest rates and operating costs, including increased energy costs; financing risks, including the Company’s failure to obtain necessary outside financing; decreased rental rates or increased vacancy rates; dependence on third parties to provide Internet, telecommunications and network connectivity to the Company’s data centers; the Company’s failure to qualify and maintain its qualification as a real estate investment trust; environmental uncertainties and risks related to natural disasters; financial market fluctuations; and changes in real estate and zoning laws and increases in real property tax rates.

While forward-looking statements reflect the Company’s good faith beliefs, they are not guarantees of future performance. The Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. For a further discussion of these and other factors that could cause the Company’s future results to differ materially from any forward-looking statements, see the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 and other periodic reports the Company files with the Securities and Exchange Commission.

2 QTS Q3 Earnings 2015	Contact: IR@qtsdatacenters.com

Company Profile

QTS + CARPATHIA

World class data center infrastructure + Hybrid managed cloud solutions

BIGGER. BETTER. STRONGER.

Global Footprint

4 Continents | 9 States | 25 Data Centers

INTEGRATED CONTROL FRAMEWORK WITH

1000+

COMPLIANCE REQUIREMENTS

1000+

CUSTOMERS FROM DIVERSE INDUSTRIES

50%+ Annualized rent from customers that use more than one 3C product

PRODUCT BREADTH AND CONNECTIVITY SUPPORTS CUSTOMER RETENTION AND EXPANSION

- C1 Custom Data Centers
- C2 Colocation
- C3 Cloud & Managed Services

THE QTS DIFFERENCE

- UNIQUE PRODUCT & SERVICE PLATFORM QTS 3Cs
- STATE-OF-THE-ART MEGA DATA CENTERS
- INDUSTRY-LEADING SECURITY & COMPLIANCE
- INTERNATIONAL LOCATIONS & CONNECTIVITY
- PREMIUM CUSTOMER EXPERIENCE

POWER	SPACE	INTERCONNECTIVITY
500 MEGAWATTS of GROSS UTILITY POWER	4.8M GROSS SQUARE FEET	6 CORE NETWORK PRODUCTS
		OVER 12,000 INTERCONNECTIONS
BEST PRACTICES IN PURSUIT OF LEED CERTIFICATION	2.2M SQ FT OF RAISED FLOOR	EASY ACCESS TO OVER 500 SERVICE PROVIDERS

DATA CENTERS POWERED BY PEOPLE

Your 24x7x365 Power Supply

700+ QTS EXPERTS

On call and on the job nationwide.

FIVE NINES UPTIME

99.999% Reliability

OUR TIMELINE

- **2003** Company purchases **first data center** in Overland Park, KS
- **2005** Formally established with **acquisition of Mega Data Center Atlanta-Suwanee**
- **2006-2008** Acquired three facilities: **Jersey City, Santa Clara and Miami**
- **2009** General Atlantic, LLC invests in QTS; **REIT-compliant operations begin**
- **2010** Richmond facility acquired; **QTS Cloud product** introduced commercially
- **2010-2012** Executed on growth strategy by **leveraging platform and continued redevelopment** of existing facilities
- **2012-2013** Acquisition of **Sacramento and Dallas** facilities
- **2013** **Release IPO filing** General Atlantic, LLC increases investment at IPO
- **2014** QTS enters top Tier 1 market with **Chicago acquisiton**
- **2014** **Expands mega data center footprint** and establishes strategic partnership with Atos via Princeton acquistion
- **2015** **QTS Acquires** Carpathia Hosting, Inc.
- **2015** Federal Cloud becomes **FedRAMP compliant**

Data provided as of September 30, 2015.

3 QTS Q3 Earnings 2015	Contact: IR@qtsdatacenters.com

Combined Consolidated Balance Sheets

(in thousands)

	September 30,	December 31,
	2015	2014
	(unaudited)
ASSETS
Real Estate Assets
Land	$52,430	$48,577
Buildings and improvements	1,108,758	914,286
Less: Accumulated depreciation	(222,373)	(180,167)
	938,815	782,696

Construction in progress	353,782	214,719
Real Estate Assets, net	1,292,597	997,415
Cash and cash equivalents	10,730	10,788
Rents and other receivables, net	31,024	15,579
Acquired intangibles, net	119,402	18,000
Deferred costs, net (1)	38,522	37,058
Prepaid expenses	9,074	3,079
Goodwill	174,697	-
Other assets, net (2)	29,445	24,640
TOTAL ASSETS	$1,705,491	$1,106,559

LIABILITIES
Mortgage notes payable	$70,000	$86,600
Unsecured credit facility	400,000	239,838
Senior notes, net of discount	297,914	297,729
Capital lease and lease financing obligations	53,023	13,062
Accounts payable and accrued liabilities	80,893	64,607
Dividends and distributions payable	15,349	10,705
Advance rents, security deposits and other liabilities	19,079	3,302
Deferred income taxes	15,634	-
Deferred income	25,046	10,531
TOTAL LIABILITIES	976,938	726,374

EQUITY

Common stock, $0.01 par value, 450,133,000 shares authorized, 41,101,507 and 29,408,138 shares issued and outstanding as of September 30, 2015 and December 31, 2014, respectively	412	294
Additional paid-in capital	668,246	324,917
Accumulated dividends in excess of earnings	(44,142)	(22,503)
Total stockholders’ equity	624,516	302,708
Noncontrolling interests	104,037	77,477
TOTAL EQUITY	728,553	380,185
TOTAL LIABILITIES AND EQUITY	$1,705,491	$1,106,559

(1)	As of September 30, 2015 and December 31, 2014, deferred costs, net, included $14.5 million and $16.5 million of deferred financing costs net of amortization, respectively, $21.1 million and $17.4 million of deferred leasing costs net of amortization, respectively, and $2.9 million and $3.2 million, net of amortization, related to a leasing arrangement at the Company’s Princeton facility, respectively.
(2)	As of September 30, 2015 and December 31, 2014, other assets, net, primarily included $26.5 million and $21.4 million of corporate fixed assets, respectively, primarily relating to construction of corporate offices, leasehold improvements and product related assets.

4 QTS Q3 Earnings 2015	Contact: IR@qtsdatacenters.com

Combined Consolidated Statements of Operations and

Comprehensive Income

(unaudited and in thousands)

The following financial data for the three month period ended June 30, 2015 and the nine month period ended September 30, 2015 includes the operating results of Carpathia Hosting, Inc. (“Carpathia”) starting June 16, 2015 (the date the Company acquired Carpathia) through the end of the respective period.

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
Revenues:	2015	2015	2014	2015	2014
Rental	$62,744	$52,193	$45,448	$164,270	$127,993
Recoveries from customers	6,158	5,582	6,131	17,404	13,674
Cloud and managed services	18,573	8,220	5,242	32,588	14,443
Other (1)	1,415	2,122	1,124	4,131	2,116
Total revenues	88,890	68,117	57,945	218,393	158,226
Operating expenses:
Property operating costs	30,925	22,031	20,369	72,292	53,121
Real estate taxes and insurance	1,462	1,474	1,377	4,421	3,713
Depreciation and amortization	24,486	18,062	15,210	58,791	42,274
General and administrative (2)	19,440	14,615	11,045	47,893	33,296
Restructuring (3)	-	-	226	-	1,272
Transaction and integration costs (4)	1,482	4,669	(195)	6,256	958
Total operating expenses	77,795	60,851	48,032	189,653	134,634

Operating income	11,095	7,266	9,913	28,740	23,592

Other income and expense:
Interest income	1	1	-	2	8
Interest expense	(5,418)	(4,799)	(5,410)	(15,559)	(9,683)
Other expense, net (5)	-	(83)	(470)	(83)	(580)
Income before taxes	5,678	2,385	4,033	13,100	13,337
Tax benefit (expense) of taxable REIT subsidiaries (6)	2,560	3,135	(27)	5,695	(82)
Net income	8,238	5,520	4,006	18,795	13,255
Net income attributable to noncontrolling interests (7)	(1,229)	(888)	(849)	(3,072)	(2,810)
Net income attributable to QTS Realty Trust, Inc.	7,009	4,632	3,157	15,723	10,445

(1)	Other revenue - Includes straight line rent, sales of scrap metals and other unused materials and various other income items. Straight line rent was $1.5 million, $1.4 million and $1.0 million for the three month periods ended September 30, 2015, June 30, 2015 and September 30, 2014, respectively. Straight line rent was $3.3 million and $1.3 million for the nine month periods ended September 30, 2015 and 2014, respectively.
(2)	General and administrative expenses - Includes personnel costs, sales and marketing costs, professional fees, travel costs, product investment costs and other corporate general and administrative expenses. General and administrative expenses were 21.9%, 21.5%, and 19.1% of total revenues for the three month periods ended September 30, 2015, June 30, 2015 and September 30, 2014, respectively. General and administrative expenses were 21.9% and 21.0% of total revenues for the nine month periods ended September 30, 2015 and 2014, respectively.
(3)	Restructuring costs – For the three and nine months ended September 30, 2014, the Company incurred $0.2 million and $1.3 million in restructuring costs related to severance costs associated with various remote employees.
(4)	Transaction and integration costs - For the three month periods ended September 30, 2015, June 30, 2015 and September 30, 2014, the Company recognized $0.1 million, $4.3 million and $(0.2) million, respectively, in transaction costs related to the examination of actual and potential acquisitions. Transaction costs were $4.5 million and $1.0 million for the nine month periods ended September 30, 2015 and 2014, respectively. The Company also recognized $1.4 million and $1.8 million in integration costs for the three month and nine month periods ended September 30, 2015, which include various costs to integrate QTS and Carpathia, including consulting fees, costs to consolidate office space and costs which are currently duplicated, but will be eliminated when QTS and Carpathia are fully integrated.
(5)	Other expense, net - Generally includes write offs of unamortized deferred financing costs associated with the early extinguishment of certain debt instruments.
(6)	Tax benefit (expense) of taxable REIT subsidiaries – For the three months ended June 30, 2015, the Company recorded an approximate $3.1 million non-cash tax benefit related to the reversal of valuation allowances of deferred tax assets which was a result of the purchase of Carpathia. For the three months ended September 30, 2015, the Company recorded an additional $2.6 million non-cash tax benefit, aggregating to $5.7 million in non-cash deferred income tax benefit for the nine months ended September 30, 2015.
(7)	Noncontrolling interest - As of September 30, 2015, the noncontrolling ownership interest of QualityTech, LP was 14.3%, which is related to approximately 6.8 million Operating Partnership units outstanding at September 30, 2015 which are convertible into common shares on a one-for-one basis.

5 QTS Q3 Earnings 2015	Contact: IR@qtsdatacenters.com

Summary of Financial Data

(in thousands, except operating portfolio statistics data)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
Summary of Results	2015	2015	2014	2015	2014
Total revenue	$88,890	$68,117	$57,945	$218,393	$158,226
Net income	8,238	5,520	4,006	18,795	13,255

Other Data
FFO	$29,260	$21,845	$17,602	$70,444	$50,918
Operating FFO	29,536	23,422	18,103	72,402	53,728
Operating FFO per share	0.61	0.53	0.49	1.64	1.45
Adjusted Operating FFO	29,670	22,238	12,880	71,983	49,326
Recognized MRR in the period	78,296	57,953	48,963	188,633	137,333
MRR (at period end)	26,214	25,473	16,521	26,214	16,521
EBITDA	35,581	25,245	24,653	87,448	65,286
Adjusted EBITDA	39,131	31,828	26,079	98,993	70,997
NOI	56,503	44,612	36,199	141,680	101,392
NOI as a % of revenue	63.6%	65.5%	62.5%	64.9%	64.1%
Adjusted EBITDA as a % of revenue	44.0%	46.7%	45.0%	45.3%	44.9%
General and administrative expenses as a % of revenue	21.9%	21.5%	19.1%	21.9%	21.0%
Annualized ROIC	15.7%	15.8%	15.0%	15.7%	15.3%

	September 30,		December 31,
Balance Sheet Data	2015		2014
Real estate at cost	$1,514,970		$1,177,582
Net investment in real estate	1,292,597		997,415
Total assets	1,705,491		1,106,559
Total debt	820,937		637,229
Debt to last quarter annualized Adjusted EBITDA	5.2	x	5.5	x
Debt to undepreciated real estate assets	54.2%		54.1%
Debt to Implied Enterprise Value	27.8%		33.4%

6 QTS Q3 Earnings 2015	Contact: IR@qtsdatacenters.com

	September 30,	December 31,
Operating Portfolio Statistics	2015	2014
Built out square footage:
Raised floor	1,076,142	927,075
Leasable raised floor (1)	844,410	698,232
Leased raised floor	735,574	593,610

Total Raw Shell:
Total	4,842,857	4,688,164
Basis-of-design raised floor space (1)	2,187,267	2,090,959

Data center properties	25	12
Basis of design raised floor % developed	49.2%	44.3%
Data center % occupied	87.1%	85.0%

(1)	See definition in Appendix.

7 QTS Q3 Earnings 2015	Contact: IR@qtsdatacenters.com

Reconciliations of Return on Invested Capital (ROIC)

(unaudited and in thousands)

Return on Invested Capital (ROIC)	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
	2015	2015	2014	2015	2014
NOI (1)	$56,503	$49,112	$36,199	$146,180	$101,392
Annualized NOI	226,012	196,448	144,796	194,907	135,189
Average undepreciated real estate assets and other net fixed assets placed in service	1,441,297	1,243,782	966,924	1,242,476	882,894
Annualized ROIC	15.7%	15.8%	15.0%	15.7%	15.3%

(1)	Includes facility level G&A allocation charges of 4% of revenue for QTS entities and 10% of revenue for Carpathia entities which aggregated to $4.9 million, $2.7 million and $2.3 million for the three month periods ended September 30, 2015, June 30, 2015, and September 30, 2014, respectively, and $10.1 million and $6.3 million for the nine month periods ended September 30, 2015 and 2014, respectively.

Calculation of Average Undepreciated Real Estate Assets and other Net Fixed Assets Placed in Service	As of					As of
Undepreciated Real Estate Assets and other	September 30,		June 30,		September 30,	September 30,		September 30,
Net Fixed Assets Placed in Service	2015		2015		2014	2015		2014
Real Estate Assets, net	$1,292,597		$1,241,151		$948,850	$1,292,597		$948,850
Less: Construction in progress	(353,782)		(320,885)		(174,470)	(353,782)		(174,470)
Plus: Accumulated depreciation	222,373		205,284		168,210	222,373		168,210
Plus: Goodwill	174,697		173,237		-	174,697		-
Plus: Other fixed assets, net	11,007		11,400		23,268	11,007		23,268
Plus: Acquired intangibles, net	88,642	*	90,173	*	18,745	88,642	*	18,745
Plus: Leasing Commissions, net	23,966		22,735		19,221	23,966		19,221
Total as of period end	$1,459,500		$1,423,095		$1,003,824	$1,459,500		$1,003,824

Average undepreciated real estate assets and other net fixed assets as of reporting period (2)	$1,441,297		$1,243,782		$966,924	$1,242,476		$882,894

(2)	Calculated by using average quarterly balance of each account.

*	Net of acquired intangible liabilities and deferred tax liabilities.

8 QTS Q3 Earnings 2015	Contact: IR@qtsdatacenters.com

Implied Enterprise Value

Implied Enterprise Value as of September 30, 2015:
Total Shares Outstanding:
Class A Common Stock	40,968,507
Class B Common Stock	133,000
Total Shares Outstanding	41,101,507
Units of Limited Partnership (1)	7,378,184
Options to purchase Class A Common Stock (2)	317,813
Fully Diluted Total Shares and Units of Limited Partnership outstanding as of September 30, 2015 (3)	48,797,504
Share price as of September 30, 2015	$43.69
Market equity capitalization (in thousands)	$2,131,963
Debt (in thousands)	820,937
Implied Enterprise Value (in thousands)	$2,952,900

(1)	Includes 531,184 of operating partnership units representing the “in the money” value of Class O LTIP units on an “as if” converted basis.
(2)	Represents options to purchase 317,813 shares of Class A Common Stock of QTS Realty Trust Inc. representing the “in the money” value of options on an “as if” converted basis.
(3)	Weighted average fully diluted shares and units for the three and nine month periods ended September 30, 2015 were 48,733,417 and 44,181,583, respectively.

9 QTS Q3 Earnings 2015	Contact: IR@qtsdatacenters.com

Data Center Properties

(in thousands, except NRSF data)

The following table presents an overview of the portfolio of data center properties that the Company owns or leases, referred to herein as our data center properties, based on information as of September 30, 2015:

			Operating Net Rentable Square Feet (Operating NRSF) (3)
Property	Year Acquired (1)	Gross Square Feet (2)	Raised Floor (4)	Office & Other (5)	Supporting Infrastructure (6)	Total	% Occupied and Billing (7)	Annualized Rent (8)	Available Utility Power (MW) (9)	Basis of Design NRSF	% Raised Floor
Richmond, VA	2010	1,318,353	121,623	51,093	131,324	304,040	86.2%	$26,249,863	110	556,623	21.9%

Atlanta, GA (Metro)	2006	968,695	417,986	36,953	315,676	770,615	93.1%	$79,308,328	72	527,186	79.3%

Dallas-Fort Worth, TX	2013	698,000	54,014	2,321	35,825	92,160	90.2%	$8,441,882	140	292,000	18.5%

Princeton, NJ	2014	553,930	58,157	2,229	111,405	171,791	100.0%	$9,665,340	22	158,157	36.8%

Suwanee, GA	2005	369,822	185,422	8,697	108,266	302,385	81.8%	$52,778,916	36	208,008	89.1%

Chicago, IL	2014	317,000	-	-	-	-	-%	$-	8	133,000	-%

Santa Clara, CA**	2007	135,322	55,494	944	45,687	102,125	97.2%	$24,986,083	11	80,347	69.1%

Jersey City, NJ*	2006	122,448	31,503	14,208	41,901	87,612	97.9%	$12,228,150	7	52,744	59.7%

Sacramento, CA	2012	92,644	54,595	2,794	23,916	81,305	46.0%	$11,523,173	8	57,906	94.3%

Miami, FL	2008	30,029	19,887	-	6,592	26,479	68.2%	$5,111,352	4	19,887	100.0%

Carpathia facilitiies ***	2015	154,693	72,332	5,242	14,169	91,743	74.0%	$83,389,172	20	96,280	75.1%

Other	Misc	81,921	5,129	37,854	38,723	81,706	20.4%	$891,338	1	5,129	100.0%

Total		4,842,857	1,076,142	162,335	873,484	2,111,961	87.1%	$314,573,597	439	2,187,267	49.2%

(1)	Represents the year a property was acquired or, in the case of a property under lease, the year the Company’s initial lease commenced for the property.
(2)	With respect to the Company’s owned properties, gross square feet represents the entire building area. With respect to leased properties, gross square feet represents that portion of the gross square feet subject to our lease. This includes 218,926 square feet of QTS office and support space, which is not included in operating NRSF.
(3)	Represents the total square feet of a building that is currently leased or available for lease plus developed supporting infrastructure, based on engineering drawings and estimates, but does not include space held for redevelopment or space used for the Company’s own office space.
(4)	Represents management’s estimate of the portion of NRSF of the facility with available power and cooling capacity that is currently leased or readily available to be leased to customers as data center space based on engineering drawings.
(5)	Represents the operating NRSF of the facility other than data center space (typically office and storage space) that is currently leased or available to be leased.
(6)	Represents required data center support space, including mechanical, telecommunications and utility rooms, as well as building common areas.
(7)	Calculated as data center raised floor that is subject to a signed lease for which billing has commenced (735,574 square feet as of September 30, 2015), divided by leasable raised floor based on the current configuration of the properties (844,410 square feet as of September 30, 2015), expressed as a percentage.
(8)	The Company defines annualized rent as MRR multiplied by 12. The Company calculates MRR as monthly contractual revenue under executed contracts as of a particular date, which includes revenue from the Company’s C1, C2 and C3 rental activities and cloud and managed services, but excludes customer recoveries, deferred set up fees and other one-time and variable revenues. MRR does not include the impact from booked-not-billed contracts as of a particular date, unless otherwise specifically noted.
(9)	Represents installed utility power and transformation capacity that is available for use by the facility as of September 30, 2015.

*	Represents facilities that we lease.
**	Subject to long-term ground lease.
***	Includes 13 facilities. All facilities are leased, including those subject to capital leases.

10 QTS Q3 Earnings 2015	Contact: IR@qtsdatacenters.com

Redevelopment Costs Summary

(in millions, except NRSF data)

During the third quarter of 2015, the Company brought online approximately 3.5 megawatts of gross power and approximately 22,000 NRSF of raised floor and customer specific capital at our Atlanta-Metro, Dallas-Fort Worth and Carpathia vault data centers at an aggregate cost of approximately $36 million. The under construction table below summarizes the Company’s outlook for development projects which it expects to complete by December 31, 2015 (in millions).

	Under Construction Costs (1)
Property	Actual (2)	Estimated Cost to Completion (3)	Total	Expected Completion date
Richmond	$36	$18	$54	Q4 2015
Atlanta-Metro	10	8	18	Q4 2015
Totals	$46	$26	$72

(1)	In addition to projects currently under construction, the Company’s near-term redevelopment projects are expected to be delivered in a modular manner, and the Company currently expects to invest additional capital to complete these near term projects. The ultimate timing and completion of, and the commitment of capital to, the Company’s future redevelopment projects are within the Company’s discretion and will depend upon a variety of factors, including the actual contracts executed, availability of financing and the Company’s estimation of the future market for data center space in each particular market.
(2)	Actual costs under construction through September 30, 2015. In addition to the $46 million of construction costs incurred through September 30, 2015 for redevelopment expected to be completed by December 31, 2015, as of September 30, 2015 the Company had incurred $308 million of additional costs (including acquisition costs and other capitalized costs) for other redevelopment projects that are expected to be completed after December 31, 2015.
(3)	Represents management’s estimate of the additional costs required to complete the current NRSF under development. There may be an increase in costs if customers’ requirements exceed the Company’s current basis of design.

11 QTS Q3 Earnings 2015	Contact: IR@qtsdatacenters.com

Redevelopment Summary

(in millions, except NRSF data)

The following redevelopment table presents an overview of the Company’s redevelopment pipeline, based on information as of September 30, 2015. This table shows the Company’s ability to increase its raised floor of 1,076,142 square feet by approximately 2.0 times to 2.2 million square feet as of September 30, 2015.

Raised Floor NRSF
Overview as of September 30, 2015
Property	Current NRSF in Service	Under Construction (1)	Future Available (2)	Basis of Design NRSF	Approximate Adjacent Acreage of Land (3)
Richmond	121,623	30,000	405,000	556,623	111.1
Atlanta-Metro	417,986	15,000	94,200	527,186	6.0
Dallas-Fort Worth	54,014	-	237,986	292,000	15.0
Princeton	58,157	-	100,000	158,157	65.0
Atlanta-Suwanee	185,422	-	22,586	208,008	15.4
Santa Clara	55,494	-	24,853	80,347	-
Sacramento	54,595	-	3,311	57,906	-
Jersey City	31,503	-	21,241	52,744	-
Chicago	-	-	133,000	133,000	23.0
Miami	19,887	-	-	19,887	-
Carpathia facilities	72,332	-	23,948	96,280	-
Other	5,129	-	-	5,129	-
Totals as of September 30, 2015	1,076,142	45,000	1,066,125	2,187,267	235.5

(1)	Reflects NRSF at a facility for which the initiation of substantial activities has begun to prepare the property for its intended use on or before December 31, 2015.
(2)	Reflects NRSF at a facility for which the initiation of substantial activities has begun to prepare the property for its intended use after December 31, 2015.
(3)	The total cost basis of adjacent land, which is land available for the future development, is approximately $20 million. This is included in land on the Combined Consolidated Balance Sheets. The Basis of Design NRSF does not include any build-out on the adjacent land.

12 QTS Q3 Earnings 2015	Contact: IR@qtsdatacenters.com

NOI by Facility and Capital Expenditure Summary

(unaudited and in thousands)

The Company calculates net operating income, or NOI, as net income (loss), excluding: interest expense, interest income, depreciation and amortization, write-off of unamortized deferred financing costs, tax expense of taxable REIT subsidiaries, gain on extinguishment of debt, transaction and integration costs, gain on legal settlement, gain on sale of real estate, restructuring charge and general and administrative expenses. The Company believes that NOI is another metric that is often utilized to evaluate returns on operating real estate from period to period and also, in part, to assess the value of the operating real estate. The breakdown of NOI by facility is shown below:

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
	2015	2015	2014	2015	2014
Breakdown of NOI by facility:
Atlanta-Metro data center	$17,964	$16,875	$14,752	$51,605	$44,348
Atlanta-Suwanee data center	10,376	10,094	9,046	30,600	25,798
Santa Clara data center	3,615	3,574	3,301	10,566	9,349
Richmond data center	5,340	4,933	3,772	14,528	10,158
Sacramento data center	1,870	1,900	1,938	5,641	6,601
Princeton data center	2,331	2,310	2,066	6,990	2,089
Dallas-Fort Worth data center	1,532	1,462	420	3,743	420
Carpathia data centers	12,460	2,250	-	14,710	-
Other facilities	1,015	1,214	904	3,297	2,629
NOI (1)	$56,503	$44,612	$36,199	$141,680	$101,392

(1)	Includes facility level G&A allocation charges of 4% of revenue for QTS entities and 10% of revenue for Carpathia entities which aggregated to $4.9 million, $2.7 million and $2.3 million, for the three month periods ended September 30, 2015, June 30, 2015, and September 30, 2014, respectively, and $10.1 million and $6.3 million for the nine month periods ended September 30, 2015 and 2014, respectively.

13 QTS Q3 Earnings 2015	Contact: IR@qtsdatacenters.com

Capital expenditures incurred are summarized as follows:

	Capital Expenditures (1)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Redevelopment	$61,345	$32,136	$225,828	$124,655
Acquisitions (2)	-	17,764	332,697	91,064
Maintenance capital expenditures	1,408	1,877	2,034	1,972
Other capitalized costs	6,255	4,134	18,100	13,383
Total capital expenditures	$69,008	$55,911	$578,659	$231,074

(1)	Does not include capitalized leasing commissions included in deferred costs or other management-related fixed assets included in other assets.
(2)	The nine months ended September 30, 2015 reflects the total consideration transferred for the Carpathia acquisition on June 16, 2015 (excluding the assumption of $21.7 million in deferred tax liabilities assumed). The 2014 periods reflect the total consideration transferred for the acquisition of the Princeton facility on June 30, 2014 and the acquisition of the Chicago facility on July 8, 2014, in their respective periods.

14 QTS Q3 Earnings 2015	Contact: IR@qtsdatacenters.com

Leasing Statistics – Signed Leases

The mix of leasing activity has a significant impact on quarterly rates, both within major product segments and for overall blended leasing rates. The Company’s rate performance will vary quarter to quarter based on the mix of deals leased – C1 Custom Data Center, C2 Colocation (Cabinet, Cage and Suite), and C3 Cloud and Managed Services categories all vary on a rate per square foot basis. The amounts below include renewals when there was a change in square footage rented, but not renewals where square footage remained consistent before and after renewal (See renewal table on page 17 for such renewals).

During the third quarter of 2015, the Company signed 448 new and modified leases aggregating to $12.7 million of annualized rent which includes new leased revenue plus revenue from modified renewals. Removing annualized modified renewal MRR and deducting period downgrades results in $5.6 million in incremental annualized rent for the quarter. The large increase in C1 rent per square foot was attributable to several C1 customers purchasing additional power, but no additional space. While the Company did not sign any significant C1 leases during the third quarter of 2015, it did continue to see solid leasing activity in its C2/C3 categories, with increased pricing on a per square foot basis attributable to customers utilizing additional services with those leases. This C2/C3 leasing activity continues to support the Company’s belief in its investment in its 3C platform.

Annualized Rent of New and Modified Leases represents total MRR associated with all new and modified leases for the respective periods for the purposes of computing annualized rent rates per square foot during the period. Incremental Annualized Rent, Net of Downgrades reflects net incremental MRR signed during the period for purposes of tracking incremental revenue contribution.

	Period	Number of Leases	Total Leased sq ft	Annualized Rent per Leased sq ft	Annualized Rent of New and Modified Leases	Incremental Annualized Rent, Net of Downgrades

New/modified leases signed - Total	Q3 2015	448	7,513	$1,686	$12,669,407	$5,582,511
	P4QA*	353	50,533	434	21,912,014	13,487,611
	Q2 2015	365	13,867	1,207	16,734,571	10,585,921
	Q1 2015	340	47,052	590	27,778,291	13,618,400
	Q4 2014	347	10,596	1,011	10,717,456	4,116,717
	Q3 2014	361	130,617	248	32,417,738	25,629,407

New/modified leases signed - C1	Q3 2015	20	128	$3,983	$509,776
	P4QA*	19	38,251	224	8,554,275
	Q2 2015	22	644	831	535,306
	Q1 2015	18	30,386	340	10,333,301
	Q4 2014	21	315	580	182,772
	Q3 2014	15	121,658	190	23,165,719

New/modified leases signed - C2/C3	Q3 2015	428	7,385	$1,647	$12,159,631
	P4QA*	334	12,282	1,088	13,357,739
	Q2 2015	343	13,223	1,225	16,199,265
	Q1 2015	322	16,666	1,047	17,444,990
	Q4 2014	326	10,281	1,025	10,534,684
	Q3 2014	346	8,959	1,033	9,252,019

*	Average of prior 4 quarters

NOTE: Figures above do not include cost recoveries. In general, C1 customers reimburse the Company for certain operating costs whereas C2/C3 customers are on a gross lease basis. As a result, pricing and resulting per square foot rates for C2/C3 customers includes the recovery of such operating costs.

15 QTS Q3 Earnings 2015	Contact: IR@qtsdatacenters.com

The following table outlines the booked-not-billed (“BNB”) balance as of September 30, 2015 and how that will affect revenue in 2015 and subsequent years:

Booked-not-billed ("BNB")	2015	2016	Thereafter	Total
MRR	$1,876,807	$1,777,842	$1,455,723	$5,110,372
Incremental revenue	4,146,438	15,373,238	17,468,675
Annualized revenue	22,521,683	21,334,110	17,468,675	61,324,468

The Company estimates the remaining cost to provide the space, power, connectivity and other services to the customer contracts which had not billed as of September 30, 2015 to be approximately $40 million. This estimate generally includes C1 customers with newly contracted space of more than 3,300 square feet. The space, power, connectivity and other services provided to customers that contract for smaller amounts of space is generally provided by existing space which was previously developed.

16 QTS Q3 Earnings 2015	Contact: IR@qtsdatacenters.com

Leasing Statistics – Renewed Leases and
Rental Churn

The mix of leasing activity has a significant impact on quarterly rates, both within major product segments and for overall blended renewal rates. The Company’s rate performance will vary quarter to quarter based on the mix of deals leased – C1 Custom Data Center, C2 Colocation, and C3 Cloud and Managed Services categories all vary on a rate per square foot basis.

Consistent with the Company’s 3C strategy and business model, the renewal rates below reflect total MRR per square foot including all subscribed services. For comparability, the Company includes only those customers that have maintained consistent space footprints in the computations below. All customers with space changes are incorporated into new/modified leasing statistics and rates.

The overall blended rate for renewals signed in the third quarter of 2015 was 0.9% higher than the rates for those customers immediately prior to renewal. In C1, QTS had a significant increase of 18%, which was due to a customer increasing power requirements within their existing space. In C2/C3, there was a minor decrease in pricing which was primarily driven by a few customers reducing their service levels without changing their space requirements. Thus, in aggregate, the renewal rate change in the third quarter of 2015 is in line with the Company’s expectation of low to mid-single digit increases.

Rental Churn (which the Company defines as MRR lost to complete termination of customer services in a given period compared to total MRR at the beginning of the period) was 0.8% for the third quarter of 2015 and 2.0% for the nine months ended September 30, 2015. The Company expects churn for the full year 2015 to be 3-5%.

	Period	Number of renewed leases	Total Leased sq ft	Annualized rent per leased sq ft	Annualized Rent	Rent Change(1)

Renewed Leases - Total	Q3 2015	89	12,338	$742	$9,157,450	0.9%
	P4QA*	66	7,472	804	6,010,456	0.6%
	Q2 2015	76	9,540	785	7,492,287	5.1%
	Q1 2015	65	6,291	863	5,427,185	1.2%
	Q4 2014	64	6,317	940	5,941,125	3.4%
	Q3 2014	59	7,740	669	5,181,226	-2.9%

Renewed Leases - C1	Q3 2015	3	3,200	$297	$951,180	17.9%
	P4QA*	-	-	-	-	0.0%
	Q2 2015	-	-	-	-	0.0%
	Q1 2015	-	-	-	-	0.0%
	Q4 2014	-	-	-	-	0.0%
	Q3 2014	-	-	-	-	0.0%

Renewed Leases - C2/C3	Q3 2015	86	9,138	$898	$8,206,270	-0.7%
	P4QA*	66	7,472	804	6,010,456	0.6%
	Q2 2015	76	9,540	785	7,492,287	5.1%
	Q1 2015	65	6,291	863	5,427,185	1.2%
	Q4 2014	64	6,317	940	5,941,125	3.4%
	Q3 2014	59	7,740	669	5,181,226	-2.9%

*	Average of prior 4 quarters
(1)	Calculated as the percentage change of the rent per square foot immediately before renewal when compared to the rent per square foot immediately after renewal.

17 QTS Q3 Earnings 2015	Contact: IR@qtsdatacenters.com

Leasing Statistics – Commenced Leases

The mix of leasing activity across C1, C2 and C3 has significant impact on quarterly rates, both within major product segments and for overall blended commencement rates. The Company’s rate performance will vary quarter to quarter based on the mix of deals leased. C1 Custom Data Center, C2 Colocation, and C3 Cloud and Managed Services categories all vary on a rate per square foot basis.

During the third quarter of 2015, the Company commenced customer leases (which includes both new customers and existing customers that modified their lease terms) representing approximately $37.9 million of annualized rent at $490 per square foot. This compares to customer leases representing an aggregate trailing four quarter average of approximately $20.6 million of annualized rent at $523 per square foot. $13.8 million in annualized rent of commenced leases was contributed by Carpathia in the third quarter.

The annualized rent per leased square foot for C1 was due to the impact of a large C1 customer which continued to ramp in the third quarter of 2015. The C2/C3 average commencement rate for the third quarter of 2015 was $882 per square foot with rates impacted by larger C2 customers and a lower level of service related to those customers.

	Period	Number of leases	Total Leased sq ft	Annualized rent per leased sq ft	Annualized Rent

Leases commenced - Total	Q3 2015	651	77,273	$490	$37,887,304
	P4QA*	402	39,299	523	20,567,432
	Q2 2015	459	51,248	525	26,884,427
	Q1 2015	369	21,813	817	17,829,577
	Q4 2014	401	48,080	391	18,815,804
	Q3 2014	379	36,054	520	18,739,920

Leases commenced - C1	Q3 2015	33	43,199	$181	$7,822,312
	P4QA*	31	24,262	183	4,430,303
	Q2 2015	37	29,622	168	4,961,821
	Q1 2015	21	8,289	215	1,780,368
	Q4 2014	30	34,657	176	6,112,759
	Q3 2014	35	24,480	199	4,866,264

Leases commenced - C2/C3	Q3 2015	618	34,074	$882	$30,064,992
	P4QA*	371	15,037	1,090	16,397,147
	Q2 2015	422	21,626	1,014	21,922,606
	Q1 2015	348	13,524	1,264	17,089,279
	Q4 2014	371	13,423	946	12,703,045
	Q3 2014	344	11,574	1,199	13,873,656

*	Average of prior 4 quarters

18 QTS Q3 Earnings 2015	Contact: IR@qtsdatacenters.com

Lease Expirations

C1 leases are typically 5-10 years with the majority of C1 lease expirations occurring in 2017 and beyond. C2/C3 leases are typically 3 years in duration, thus the majority of C2/C3 lease expirations are in 2016 and 2017. The following table sets forth a summary schedule of the lease expirations as of September 30, 2015 at the properties in the Company’s portfolio. Unless otherwise stated in the footnotes, the information set forth in the table assumes that customers exercise no renewal options and all early termination rights are exercised:

Year of Lease Expiration	Number of Leases Expiring (1)	Total Raised Floor of Expiring Leases	% of Portfolio Leased Raised Floor	Annualized Rent (2)	% of Portfolio Annualized Rent	C1 as % of Portfolio Annualized Rent	C2 as % of Portfolio Annualized Rent	C3 as % of Portfolio Annualized Rent
Month-to-Month (3)	352	5,513	1%	$10,092,846	3%	0%	2%	1%
2015	359	17,295	2%	20,332,611	6%	0%	3%	3%
2016	1,493	90,110	12%	83,682,558	27%	3%	14%	10%
2017	962	111,925	15%	66,925,448	21%	5%	11%	5%
2018	605	278,603	38%	78,617,276	25%	12%	10%	3%
2019	111	18,839	3%	8,953,430	3%	1%	2%	0%
After 2019	141	213,288	29%	45,969,429	15%	11%	3%	1%

Portfolio Total	4,023	735,574	100%	$314,573,597	100%	32%	44%	23%

(1)	Represents each agreement with a customer signed as of September 30, 2015 for which billing has commenced; a lease agreement could include multiple spaces and a customer could have multiple leases.
(2)	Annualized rent is presented for leases commenced as of September 30, 2015. The Company defines annualized rent as MRR multiplied by 12. The Company calculates MRR as monthly contractual revenue under signed leases as of a particular date, which includes revenue from our C1, C2 and C3 rental and cloud and managed services activities, but excludes customer recoveries, deferred set-up fees, variable related revenues, non-cash revenues and other one-time revenues. MRR does not include the impact from booked-not-billed leases as of a particular date, unless otherwise specifically noted. This amount reflects the annualized cash rental payments. It does not reflect the accounting associated with any free rent, rent abatements or future scheduled rent increases and also excludes operating expense and power reimbursements.
(3)	Consists of customers whose leases expired prior to September 30, 2015 and have continued on a month-to-month basis.

19 QTS Q3 Earnings 2015	Contact: IR@qtsdatacenters.com

Largest Customers

As of September 30, 2015, the Company’s portfolio was leased to over 1,000 customers comprised of companies of all sizes representing an array of industries, each with unique and varied business models and needs. The following table sets forth information regarding the ten largest customers in the portfolio based on annualized rent as of September 30, 2015 (does not include rents or maturities associated with booked-not-billed customers or ramps for existing customers which have not yet commenced billing):

Principal Customer Industry	Product	Number of Locations	Annualized Rent (1)	% of Portfolio Annualized Rent	Weighted Average Remaining Lease Term (Months) (2)
Internet	C1	2	$25,714,404	8.2%	49
Technology	C2, C3	6	12,797,111	4.1%	16
Government	C2, C3	2	10,552,988	3.4%	28
Information Technology	C1, C3	3	9,934,445	3.2%	103
Internet	C1	1	9,644,400	3.1%	37
Information Technology	C1	2	8,945,964	2.8%	102
Technology	C2, C3	3	6,472,121	2.1%	10
Financial Services	C2, C3	1	4,885,524	1.6%	27
Financial Services	C1	1	4,381,920	1.4%	16
Information Technology	C2, C3	2	4,151,722	1.3%	22
Total / Weighted Average			$97,480,598	31.0%	45

(1)	Annualized rent is presented for leases commenced as of September 30, 2015. We define annualized rent as MRR multiplied by 12. We calculate MRR as monthly contractual revenue under signed leases as of a particular date, which includes revenue from our C1, C2 and C3 rental and cloud and managed services activities, but excludes customer recoveries, deferred set-up fees, variable related revenues, non-cash revenues and other one-time revenues. MRR does not include the impact from booked-not-billed leases as of a particular date. This amount reflects the annualized cash rental payments. It does not reflect any free rent, rent abatements or future scheduled rent increases and also excludes operating expense and power reimbursements.
(2)	Weighted average based on customer’s percentage of total annualized rent expiring and is as of September 30, 2015.

20 QTS Q3 Earnings 2015	Contact: IR@qtsdatacenters.com

Industry Segmentation

The following table sets forth information relating to the industry segmentation as of September 30, 2015:

The following table sets forth information relating to the industry segmentation as of December 31, 2014:

21 QTS Q3 Earnings 2015	Contact: IR@qtsdatacenters.com

Product Diversification

The following table sets forth information relating to the distribution of leases at the properties, by type of product offering, as of September 30, 2015:

(1)	As of September 30, 2015, C1 customers renting at least 6,600 square feet represented $53.8 million of annualized C1 MRR, C1 customers renting 3,300 square feet to 6,599 square feet represented $19.2 million of annualized C1 MRR, and C1 customers renting below 3,300 square feet represented $21.3 million of annualized C1 MRR. As of September 30, 2015, C1 customers’ median used square footage was 4,000 square feet.

The following table sets forth information relating to the distribution of leases at the properties, by type of product offering, as of December 31, 2014:

(1)	As of December 31, 2014, C1 customers renting at least 6,600 square feet represented $52.0 million of annualized C1 MRR, C1 customers renting between 3,300 and 6,599 square feet represented $17.9 million of annualized C1 MRR, and C1 customers renting below 3,300 square feet represented $16.1 million of annualized C1 MRR. As of December 31, 2014, C1 customers’ median used square footage was 3,856 square feet.

22 QTS Q3 Earnings 2015	Contact: IR@qtsdatacenters.com

Debt Summary and Debt Maturities

(in thousands)

	September 30,	December 31,
	2015	2014
Unsecured Credit Facility	$400,000	$239,838
Senior Notes, net of discount	297,914	297,729
Richmond Credit Facility	70,000	70,000
Atlanta-Metro Equipment Loan	-	16,600
Capital Lease and Lease Financing Obligations	53,023	13,062
Total	$820,937	$637,229

As of September 30, 2015:

Debt instruments	2015	2016	2017	2018	2019	Thereafter	Total
Unsecured Credit Facility (1)	$-	$-	$-	$300,000	$100,000	$-	$400,000
Senior Notes (2)	-	-	-	-	-	300,000	300,000
Richmond Credit Facility	-	-	-	-	70,000	-	70,000
Capital Lease and Lease Financing Obligations	3,262	12,558	12,388	8,804	2,461	13,550	53,023
Total	$3,262	$12,558	$12,388	$308,804	$172,461	$313,550	$823,023

(1)	Pursuant to a credit agreement amendment that the Company entered into on December 17, 2014, the revolving portion of the Unsecured Credit Facility has a stated maturity of December 17, 2018 with an option to extend for one additional year.
(2)	Excludes discount reflected at September 30, 2015.

23 QTS Q3 Earnings 2015	Contact: IR@qtsdatacenters.com

In October 2015, the Company amended its unsecured credit facility, increasing the total capacity by $250 million and extending the term.  At the same time, the Company terminated its $120 million secured credit facility relating to the Richmond asset. The amended unsecured credit facility has a total capacity of $900 million and includes a $150 million term loan which matures in approximately 5 years, another $150 million term loan which matures in 5.5 years and a $600 million revolving credit facility which matures in approximately 4 years, with a one year extension option. It also provides for lower borrowing rates of approximately 15 basis points. The unsecured credit facility also includes a $200 million accordion feature. Taking into account the amended unsecured credit facility, the Company’s pro forma total liquidity as of September 30, 2015 was approximately $441 million including cash and cash equivalents and availability under the amended unsecured credit facility. If the amendment had closed prior to September 30, 2015, the Company’s debt maturity schedule would appear as follows:

Debt instruments	2015	2016	2017	2018	2019	Thereafter	Total
Unsecured Credit Facility (1)	$-	$-	$-	$-	$170,000	$300,000	$470,000
Senior Notes (2)	-	-	-	-	-	300,000	300,000
Capital Lease and Lease Financing Obligations	3,262	12,558	12,388	8,804	2,461	13,550	53,023
Total	$3,262	$12,558	$12,388	$8,804	$172,461	$613,550	$823,023

(1)	Pursuant to a credit agreement amendment that the Company entered into in October 2015, the revolving portion of the Unsecured Credit Facility has a stated maturity of December 17, 2019 with an option to extend for one additional year.
(2)	Excludes discount reflected at September 30, 2015.

24 QTS Q3 Earnings 2015	Contact: IR@qtsdatacenters.com

Interest Summary

(unaudited and in thousands)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2015	2015	2014	2015	2014
Interest expense and fees	$7,279	$6,367	$5,892	$20,117	$12,050
Swap interest	-	-	158	-	482
Amortization of deferred financing costs and bond discount	849	854	691	2,552	1,894
Capitalized interest (1)	(2,710)	(2,422)	(1,331)	(7,110)	(4,743)
Total interest expense	$5,418	$4,799	$5,410	$15,559	$9,683

(1)	The weighted average interest rate for the three months ended September 30, 2015, June 30, 2015, and September 30, 2014 was 4.04%, 4.60%, and 4.62%, respectively. As of September 30, 2015 and December 31, 2014 our weighted average coupon interest rate was 3.48% and 3.95%, respectively.

25 QTS Q3 Earnings 2015	Contact: IR@qtsdatacenters.com

Appendix

Non-GAAP Financial Measures

This document includes certain non-GAAP financial measures that management believes are helpful in understanding the Company’s business, as further described below.

The Company considers the following non-GAAP financial measures to be useful to investors as key supplemental measures of the Company’s performance: (1) FFO; (2) Operating FFO; (3) Adjusted Operating FFO; (4) MRR; (5) NOI; (6) EBITDA; and (7) Adjusted EBITDA. These non-GAAP financial measures should be considered along with, but not as alternatives to, net income or loss and cash flows from operating activities as a measure of the Company’s operating performance and liquidity. FFO, Operating FFO, Adjusted Operating FFO, MRR, NOI, EBITDA and Adjusted EBITDA, as calculated by us, may not be comparable to FFO, Operating FFO, Adjusted Operating FFO, MRR, NOI, EBITDA and Adjusted EBITDA as reported by other companies that do not use the same definition or implementation guidelines or interpret the standards differently from us.

Definitions

C1 – Custom Data Center. Power costs are passed on to customers (metered power); generally 3,000 square feet or more of raised floor; lease term of 5 to 10 years; customers are large corporations, government agencies, and global Internet businesses.

C2 – Colocation. Power overages charged separately; specified kW included in lease; up to 3,000 square feet of raised floor; lease term of up to 3 years; customers are large corporations, small and medium businesses and government agencies.

C3 – Cloud and Managed Services. Power bundled with service; small amounts of space; customers rent managed virtual servers; lease term up to 3 years; customers are large corporations, small and medium businesses and government agencies.

Booked-not-billed (“BNB”). The Company defines booked-not-billed as customer leases that have been signed, but for which lease payments have not yet commenced.

Leasable raised floor. The Company defines leasable raised floor as the amount of raised floor square footage that the Company has leased plus the available capacity of raised floor square footage that is in a leasable format as of a particular date and according to a particular product configuration. The amount of leasable raised floor may change even without completion of new redevelopment projects due to changes in the Company’s configuration of C1, C2 and C3 product space.

Basis-of-design floor space. The Company defines basis-of-design floor space as the total data center raised floor potential of its existing data center facilities.

Operating NRSF. Represents the total square feet of a building that is currently leased or available for lease plus developed supporting infrastructure, based on engineering drawings and estimates, but does not include space held for redevelopment or space used for the Company’s own office space.

The Company. Refers to QTS Realty Trust, Inc., a Maryland corporation, together with its consolidated subsidiaries, including QualityTech, LP.

26 QTS Q3 Earnings 2015	Contact: IR@qtsdatacenters.com

FFO, Operating FFO and Adjusted Operating FFO

The Company considers funds from operations (“FFO”), to be a supplemental measure of its performance which should be considered along with, but not as an alternative to, net income (loss) and cash provided by operating activities as a measure of operating performance and liquidity. The Company calculates FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts (“NAREIT”). FFO represents net income (loss) (computed in accordance with GAAP), adjusted to exclude gains (or losses) from sales of property, real estate related depreciation and amortization and similar adjustments for unconsolidated partnerships and joint ventures. The Company’s management uses FFO as a supplemental performance measure because, in excluding real estate related depreciation and amortization and gains and losses from property dispositions, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs.

Due to the volatility and nature of certain significant charges and gains recorded in the Company’s operating results that management believes are not reflective of its core operating performance and liquidity, management computes an adjusted measure of FFO, which the Company refers to as Operating FFO. The Company generally calculates Operating FFO as FFO excluding certain non-routine and often non-cash charges and gains and losses that management believes are not indicative of the results of the Company’s operating real estate portfolio. The Company believes that Operating FFO provides investors with another financial measure that may facilitate comparisons of operating performance and liquidity between periods and, to the extent they calculate Operating FFO on a comparable basis, between REITs.

Adjusted Operating Funds From Operations (“Adjusted Operating FFO”) is a non-GAAP measure that is used as a supplemental operating measure specifically for comparing year over year ability to fund dividend distributions from operating activities. Adjusted Operating FFO is used by the Company as a basis to address cash flow and its ability to fund its dividend payments. The Company calculates Adjusted Operating FFO by adding or subtracting from Operating FFO items such as: maintenance capital investment, paid leasing commissions, amortization of deferred financing costs, non-real estate depreciation, straight line rent adjustments, non-cash deferred taxes and non-cash compensation.

The Company offers these measures because it recognizes that FFO, Operating FFO and Adjusted Operating FFO will be used by investors as a basis to compare its operating performance and liquidity with that of other REITs. However, because FFO, Operating FFO and Adjusted Operating FFO exclude real estate depreciation and amortization and capture neither the changes in the value of the Company’s properties that result from use or market conditions, nor the level of capital expenditures and capitalized leasing commissions necessary to maintain the operating performance of its properties, all of which have real economic effect and could materially impact its financial condition, cash flows and results of operations, the utility of FFO, Operating FFO and Adjusted Operating FFO as measures of its operating performance and liquidity is limited. The Company’s calculation of FFO may not be comparable to measures calculated by other companies that do not use the NAREIT definition of FFO or do not calculate FFO in accordance with NAREIT guidance. In addition, the Company’s calculations of FFO, Operating FFO and Adjusted Operating FFO are not necessarily comparable to FFO, Operating FFO and Adjusted Operating FFO as calculated by other REITs that do not use the same definition or implementation guidelines or interpret the standards differently from us. FFO, Operating FFO and Adjusted Operating FFO are non-GAAP measures and should not be considered a measure of the Company’s results of operations or liquidity or as a substitute for, or an alternative to, net income (loss), cash provided by operating activities or any other performance measure determined in accordance with GAAP, nor is it indicative of funds available to fund its cash needs, including its ability to make distributions to its stockholders.

27 QTS Q3 Earnings 2015	Contact: IR@qtsdatacenters.com

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
	2015	2015	2014	2015	2014
FFO
Net income	$8,238	$5,520	$4,006	$18,795	$13,255
Real estate depreciation and amortization	21,022	16,325	13,596	51,649	37,663
FFO	29,260	21,845	17,602	70,444	50,918

Write off of unamortized deferred finance costs	-	83	470	83	580
Restructuring costs	-	-	226	-	1,272
Integration costs	1,360	422	-	1,783	-
Transaction costs	122	4,247	(195)	4,473	958
Non-cash deferred tax benefit associated with transaction and integration costs	(1,206)	-	-	(1,206)	-
Non-cash reversal of deferred tax asset valuation allowance	-	(3,175)	-	(3,175)	-
Operating FFO *	29,536	23,422	18,103	72,402	53,728

Maintenance Capex	(1,408)	(609)	(1,877)	(2,034)	(1,972)
Leasing commissions paid	(3,005)	(3,782)	(5,516)	(9,871)	(10,604)
Amortization of deferred financing costs and bond discount	849	854	522	2,552	1,725
Non real estate depreciation and amortization	3,463	1,682	1,612	7,086	4,610
Straight line rent revenue	(1,463)	(1,371)	(961)	(3,270)	(1,283)
Straight line rent expense	984	211	72	1,266	221
Non-cash deferred tax benefit from operating results	(1,354)	-	-	(1,354)	-
Equity-based compensation expense	2,068	1,831	925	5,206	2,901
Adjusted Operating FFO *	$29,670	$22,238	$12,880	$71,983	$49,326

*	The Company’s calculations of Operating FFO and Adjusted Operating FFO may not be comparable to Operating FFO and Adjusted Operating FFO as calculated by other REITs that do not use the same definition.

Monthly Recurring Revenue (MRR)

The Company calculates MRR as monthly contractual revenue under signed leases as of a particular date, which includes revenue from its C1, C2 and C3 rental and cloud and managed services activities, but excludes customer recoveries, deferred set-up fees, variable related revenues, non-cash revenues and other one-time revenues. MRR does not include the impact from booked-not-billed leases as of a particular date, unless otherwise specifically noted.

Separately, the Company calculates recognized MRR as the recurring revenue recognized during a given period, which includes revenue from its C1, C2 and C3 rental and cloud and managed services activities, but excludes customer recoveries, deferred set-up fees, variable related revenues, non-cash revenues and other one-time revenues.

Management uses MRR and recognized MRR as supplemental performance measures because they provide useful measures of increases in contractual revenue from the Company’s customer leases. MRR and recognized MRR should not be viewed by investors as alternatives to actual monthly revenue, as determined in accordance with GAAP. Other companies may not calculate MRR or recognized MRR in the same manner. Accordingly, the Company’s MRR and recognized MRR may not be comparable to other companies’ MRR and recognized MRR. MRR and recognized MRR should be considered only as supplements to total revenues as a measure of its performance. MRR and recognized MRR should not be used as measures of the Company’s results of operations or liquidity, nor is it indicative of funds available to meet its cash needs, including its ability to make distributions to its stockholders.

28 QTS Q3 Earnings 2015	Contact: IR@qtsdatacenters.com

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
	2015	2015	2014	2015	2014
Recognized MRR in the period
Total period revenues (GAAP basis)	$88,890	$68,117	$57,945	$218,393	$158,226
Less: Total period recoveries	(6,158)	(5,582)	(6,131)	(17,404)	(13,674)
Total period deferred setup fees	(1,477)	(1,412)	(1,125)	(4,135)	(3,508)
Total period straight line rent and other	(2,959)	(3,170)	(1,726)	(8,221)	(3,711)
Recognized MRR in the period	78,296	57,953	48,963	188,633	137,333

MRR at period end
Total period revenues (GAAP basis)	$88,890	$68,117	$57,945	$218,393	$158,226
Less: Total revenues excluding last month	(59,455)	(41,871)	(38,439)	(188,958)	(138,720)
Total revenues for last month of period	29,435	26,246	19,506	29,435	19,506
Less: Last month recoveries	(1,661)	(2,185)	(1,771)	(1,661)	(1,771)
Last month deferred setup fees	(269)	(513)	(391)	(269)	(391)
Last month straight line rent and other	(1,291)	1,925	(823)	(1,291)	(823)
MRR at period end	$26,214	$25,473	$16,521	$26,214	$16,521

Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) and Adjusted EBITDA

The Company calculates EBITDA as net income (loss) adjusted to exclude interest expense and interest income, provision for income taxes (including income taxes applicable to sale of assets) and depreciation and amortization. Management believes that EBITDA is useful to investors in evaluating and facilitating comparisons of the Company’s operating performance between periods and between REITs by removing the impact of its capital structure (primarily interest expense) and asset base charges (primarily depreciation and amortization) from its operating results.

In addition to EBITDA, the Company calculates an adjusted measure of EBITDA, which it refers to as Adjusted EBITDA, as EBITDA excluding unamortized deferred financing costs, gains on extinguishment of debt, transaction costs, equity-based compensation expense, restructuring charge, gain (loss) on legal settlement and gain on sale of real estate. The Company believes that Adjusted EBITDA provides investors with another financial measure that can facilitate comparisons of operating performance between periods and between REITs.

Management uses EBITDA and Adjusted EBITDA as supplemental performance measures as they provide useful measures of assessing the Company’s operating results. Other companies may not calculate EBITDA or Adjusted EBITDA in the same manner. Accordingly, the Company’s EBITDA and Adjusted EBITDA may not be comparable to others. EBITDA and Adjusted EBITDA should be considered only as supplements to net income (loss) as measures of the Company’s performance and should not be used as substitutes for net income (loss), as measures of its results of operations or liquidity or as an indications of funds available to meet its cash needs, including its ability to make distributions to its stockholders.

29 QTS Q3 Earnings 2015	Contact: IR@qtsdatacenters.com

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
	2015	2015	2014	2015	2014
EBITDA and Adjusted EBITDA
Net income	$8,238	$5,520	$4,006	$18,795	$13,255
Interest expense	5,418	4,799	5,410	15,559	9,683
Interest income	(1)	(1)	-	(2)	(8)
Tax (benefit) expense of taxable REIT subsidiaries	(2,560)	(3,135)	27	(5,695)	82
Depreciation and amortization	24,486	18,062	15,210	58,791	42,274
EBITDA	35,581	25,245	24,653	87,448	65,286

Write off of unamortized deferred finance costs	-	83	470	83	580
Equity-based compensation expense	2,068	1,831	925	5,206	2,901
Restructuring costs	-	-	226	-	1,272
Integration costs	1,360	422	-	1,783	-
Transaction costs	122	4,247	(195)	4,473	958
Adjusted EBITDA	$39,131	$31,828	$26,079	$98,993	$70,997

30 QTS Q3 Earnings 2015	Contact: IR@qtsdatacenters.com

Net Operating Income (NOI)

The Company calculates net operating income (“NOI”) as net income (loss), excluding: interest expense, interest income, tax expense of taxable REIT subsidiaries, depreciation and amortization, write off of unamortized deferred financing costs, gain on extinguishment of debt, transaction and integration costs, gain on legal settlement, gain on sale of real estate, restructuring charge and general and administrative expenses. The Company believes that NOI is another metric that is often utilized to evaluate returns on operating real estate from period to period and also, in part, to assess the value of the operating real estate. A reconciliation of net income (loss) to NOI is presented below:

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
	2015	2015	2014	2015	2014
Net Operating Income (NOI)
Net income	$8,238	$5,520	$4,006	$18,795	$13,255
Interest expense	5,418	4,799	5,410	15,559	9,683
Interest income	(1)	(1)	-	(2)	(8)
Depreciation and amortization	24,486	18,062	15,210	58,791	42,274
Write off of unamortized deferred finance costs	-	83	470	83	580
Tax (benefit) expense of taxable REIT subsidiaries	(2,560)	(3,135)	27	(5,695)	82
Restructuring costs	-	-	226	-	1,272
Integration costs	1,360	422	-	1,783	-
Transaction costs	122	4,247	(195)	4,473	958
General and administrative expenses	19,440	14,615	11,045	47,893	33,296
NOI (1)	$56,503	$44,612	$36,199	$141,680	$101,392
Breakdown of NOI by facility:
Atlanta-Metro data center	$17,964	$16,875	$14,752	$51,605	$44,348
Atlanta-Suwanee data center	10,376	10,094	9,046	30,600	25,798
Santa Clara data center	3,615	3,574	3,301	10,566	9,349
Richmond data center	5,340	4,933	3,772	14,528	10,158
Sacramento data center	1,870	1,900	1,938	5,641	6,601
Princeton data center	2,331	2,310	2,066	6,990	2,089
Dallas-Fort Worth data center	1,532	1,462	420	3,743	420
Carpathia data centers	12,460	2,250	-	14,710	-
Other facilities	1,015	1,214	904	3,297	2,629
NOI (1)	$56,503	$44,612	$36,199	$141,680	$101,392

(1)	Includes facility level G&A allocation charges of 4% of revenue for QTS entities and 10% of revenue for Carpathia entities which aggregated to $4.9 million, $2.7 million and $2.3 million for the three month periods ended September 30, 2015, June 30, 2015, and September 30, 2014, respectively, and $10.1 million and $6.3 million for the nine month periods ended September 30, 2015 and 2014, respectively.

31 QTS Q3 Earnings 2015	Contact: IR@qtsdatacenters.com